Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Microvast Holdings, Inc., (formerly Tuscan Holdings, Inc. (the “Company”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of Microvast becoming a wholly-owned subsidiary of the Company as a result of Merger Sub, a wholly-owned subsidiary of the Company, merging with and into Microvast, and Microvast surviving the merger as a wholly owned subsidiary of the Company, all as described in the Form 8-K to which this Exhibit is a part (the “Form 8-K”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Form 8-K. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

In connection with the Business Combination, (1) the Company issued 48,250,000 shares of common stock to certain investors for $482,500,000, (2) the Company issued 6,736,106 shares of common stock upon conversion of an aggregate of $57,500,000 outstanding Bridge Notes pursuant to the Bridge Note Conversion, (3) Merger Sub merged with and into Microvast with Microvast as the surviving corporation of the Merger, (4) all of the outstanding equity interests in Microvast were converted into 210,000,000 shares of common stock, (5) each of the 27,493,140 shares of publicly held common stock that was outstanding prior to the Merger remained outstanding unless the holders thereof elected to convert such shares into cash in connection with the Business Combination, and (6) the 708,589 Units and 6,900,000 shares of common stock owned by the Sponsor and the 128,411 Units and 300,000 shares of common stock held by EarlyBirdCapital remained outstanding. In addition, if, during the 3-year period following the closing of the Merger, the common stock trades above $18.00 per share, 20,000,000 Earn-Out Shares will be issued to the former equity holders of Microvast. The following unaudited pro forma condensed combined financial statements of the Company presents the combination of the financial information of Tuscan and Microvast, adjusted to give effect to the Business Combination including:

●	the reverse recapitalization between Microvast and Tuscan, whereby no goodwill or other intangible assets are recorded, in accordance with GAAP; and

●	the consummation of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 present pro forma effect to the Business Combination as if they have been completed on January 1, 2020. The unaudited pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’ financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical audited financial information of Microvast was derived from the audited consolidated financial statements of Microvast as of and for the three years ended December 31, 2020, which were included with Tuscan’s definitive proxy statement (the “Definitive Proxy Statement”) filed with the Securities and Exchange Commission on July 2, 2021. The historical unaudited financial information of Microvast was derived from the unaudited condensed consolidated financial statements of Microvast as of and for the three months ending March 31, 2021, included in the Definitive Proxy Statement. This information should be read together with Tuscan’s audited financial statements and related notes, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Definitive Proxy Statement.

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Former Microvast equity holders will control Microvast before and after the Business Combination. As there is no change in control, Microvast has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Former Microvast equity holders will have a majority of the voting power of the Company;

●	Former Microvast equity holders will have the ability to nominate and represent majority of the Board;

●	Microvast’s former management will comprise all of the management and executive positions of the Company.

Under this method of accounting, Tuscan will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Microvast issuing stock for the net assets of Tuscan, accompanied by a recapitalization. The net assets of Tuscan will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Microvast.

Description of the Business Combination

On February 1, 2021, Tuscan entered into the Merger Agreement. The consideration paid in connection with the Business Combination consisted of shares of common stock. At the closing of the Merger Agreement, a series of transactions occurred, including the following: (1) Tuscan issued 48,250,000 shares of common stock to certain investors for $482,500,000; (2) Tuscan issued 6,736,106 shares of common stock upon conversion of an aggregate of $57,500,000 outstanding Bridge Notes pursuant to the Bridge Note Conversion; (3) Merger Sub merged with and into Microvast with Microvast as the surviving corporation of the Merger; (4) all of the outstanding equity interests in Microvast were converted into 210,000,000 shares of common stock; (5) each of the 27,493,140 shares of publicly held common stock that was outstanding prior to the Merger remained outstanding unless the holders thereof elected to convert such shares into cash in connection with the Business Combination; and (6) the 708,589 Units and 6,900,000 shares of common stock owned by the Sponsor and the 128,411 Units and 300,000 shares of common stock held by EarlyBirdCapital remained outstanding. In connection with the Merger, the holders of 90,372 shares of common stock elected to convert those shares into their pro rata share of Tuscan’s trust account, resulting in payments to them of $922,698. In addition, if, during the 3-year period following the closing of the Merger, the common stock trades above $18.00 per share, or there is a change of control in which equity holders receive $18.00 or more per share, 20,000,000 Earn-Out Shares will be issued to the former equity holders of Microvast. Since the Business Combination is accounted for as a reverse capitalization and the Earn-Out Shares are indexed to our equity, the Earn-Out Shares meet the criteria for equity classification and are accounted for as such in the pro forma financial statements.

In May and July 2021, 13,290 and 90,372 Public Shares were converted into $0.1 million and $0.9 million in cash, respectively, and such conversions have been reflected in the pro forma adjustment.

Following the consummation of the transactions contemplated by the Merger Agreement, Microvast is a wholly owned subsidiary of the Company and former Microvast equity holders own 69.9% of the Company.

The following summarizes the pro forma shares of common stock legally outstanding following consummation of the Merger:

	(Shares)%
Existing Microvast Equity Holders(a)	210,000,000	69.9%
Existing Microvast Convertible Noteholders	6,736,106	2.2%
Tuscan public stockholders	27,493,140	9.2%
Sponsor Group(b)	7,608,589	2.5%
EarlyBirdCapital	428,411	0.1%
PIPE Investors	48,250,000	16.1%
Pro Forma Common Stock	300,516,246	100%

(a)	Excludes the Earn-Out Shares, if any.

(b)	Includes 1,687,500 shares that may be subject to cancellation in accordance with the amended escrow agreement.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021, the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are based on the historical financial statements of Tuscan and Microvast. The unaudited transaction adjustments are based on information currently available, assumptions and estimates underlying the unaudited transaction adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands, except share and per share data)

	As of March 31, 2021		Transaction		As of March 31, 2021
	Tuscan (Historical)	Microvast (Historical)	Adjustments (Note 3)		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	44	9,633	282,291	A	717,289
			(10)	B
			800	C
			(56,607)	G
			(303)	H
			482,500	I
			(136)	J
			(923)	K
Restricted cash		28,193			28,193
Accounts receivable, net of allowance for doubtful accounts		62,669			62,669
Notes receivable		17,112			17,112
Inventories, net		51,769			51,769
Prepaid expense and other current assets	19	8,610	(1,417)	G	7,212
Amount due from related parties		2,027			2,027
Total current assets	63	180,013	706,195		886,271
Non-current assets
Property, plant and equipment, net		216,554			216,554
Land use right, net		13,864			13,864
Acquired intangible assets, net		2,172			2,172
Marketable securities held in Trust Account	282,291		(282,291)	A	—
Other non-current assets		476			476
Total non-current assets	282,291	233,066	(282,291)		233,066
Total assets	282,354	413,079	423,904		1,119,337
Current liabilities
Accounts payable		38,445			38,445
Advance from customers		2,633			2,633
Accrued expenses and other current liabilities	638	29,670	(10)	B	30,298
Income tax payables	303	663	(303)	H	663
Short-term bank borrowings		3,358			3,358
Notes payable bonds payables		36,172			36,172
Short-term bonds payables		29,915	(29,915)	E
Total current liabilities	941	140,856	(30,228)		111,569
Non-current liabilities
Deposit liability for series B2 convertible preferred shares		21,792			21,792
Long-term bonds payables		134,247	(61,100)	I	73,147
Long-term bank borrowings		9,798			9,798
Convertible promissory note – related party	1,056		(1,056)	C
Warrant Liability	3,064				3,064
Other non-current liabilities		111,644			111,644
Total non-current liabilities	4,120	277,481	(62,156)		219,445
Total Liabilities	5,061	418,337	(92,384)		331,014

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021 — (Continued)

(in thousands, except share and per share data)

	As of March 31, 2021		Transaction		As of March 31, 2021
	Tuscan (Historical)	Microvast (Historical)	Adjustments (Note 3)		Pro Forma Combined
Commitments
Common stock subject to possible redemption, 27,596,802 shares at redemption value at March 31, 2021	281,764	—	(281,764)	D	—
Mezzanine equity
Series C1 convertible redeemable preferred shares	—	81,584	(81,584)	E	—
Series C2 convertible redeemable preferred shares	—	84,247	(84,247)	E	—
Series D1 convertible redeemable preferred shares	—	151,342	(151,342)	E	—
Redeemable non-controlling interests	—	93,397	(93,397)	E	—
Total mezzanine equity	—	410,570	(410,570)		—
Equity
Ordinary shares	1	6	3	D	30
			21	E
			(6)	E
			5	I
Additional paid-in capital	—	—	1,856	C	1,219,640
			281,761	D
			440,470	E
			(4,472)	F
			(42,511)	G
			543,595	I
			(136)	J
			(923)	K
Statutory reserves	—	6,032			6,032
Accumulated deficit	(4,472)	(426,309)	4,472	F	(441,822)
			(15,513)	G
Accumulated other comprehensive income	—	4,443	—		4,443
Total equity (deficit)	(4,471)	(415,828)	1,208,622		788,323
Total liabilities, mezzanine equity and equity	282,354	413,079	423,904		1,119,337

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Year Ended on December 31, 2020		Transaction		Year Ended on December 31, 2020
	Tuscan (Historical)	Microvast (Historical)	Adjustments (Note 3)		Pro Forma Combined
Revenues	—	107,518	—		107,518
Cost of revenues	—	(90,378)	—		(90,378)
Gross profit	—	17,140	—		17,140

Operating expenses:
General and administrative expenses	(922)	(18,849)	(15,513)	GG	(35,284)
Research and development expenses	—	(16,637)	—		(16,637)
Selling and marketing expenses	—	(13,761)	—		(13,761)
Total operating expenses	(922)	(49,247)	(15,513)		(65,682)
Subsidy income	—	3,000	—		3,000
Operating Loss	(922)	(29,107)	(15,513)		(45,542)

Other income and expenses:
Interest income	2,654	571	(2,654)	AA	571
Interest expense	—	(5,738)	1,200	BB	(4,538)
Other income, net	—	650	—		650
Unrealized gain on marketable securities held in Trust Account	10	—	(10)	CC	—
Changes in fair value of warrants	(3,799)	—	—		(3,799)
Loss before income tax	(2,057)	(33,624)	(16,977)		(52,658)
Income tax expense	(367)	(1)	367	DD	(1)
Net loss	(2,424)	(33,625)	(16,610)		(52,659)
Weighted average shares outstanding of common stock	8,417,241				298,828,751
Basic and diluted net loss per share	$(0.53)				$(0.18)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share data)

	Three Months Ended March 31, 2021		Transaction		Three Months Ended March 31, 2021
	Tuscan (Historical)	Microvast (Historical)	Adjustments (Note 3)		Pro Forma Combined
Revenues	—	14,938	—		14,938
Cost of revenues	—	(16,175)	—		(16,175)
Gross loss	—	(1,237)	—		(1,237)

Operating expenses:
General and administrative expenses	(891)	(4,574)	—		(5,465)
Research and development expenses	—	(3,786)	—		(3,786)
Selling and marketing expenses	—	(3,156)	—		(3,156)
Total operating expenses	(891)	(11,516)	—		(12,407)
Subsidy income	—	1,918	—		1,918
Operating Loss	(891)	(10,835)	—		(11,726)

Other income and expenses:
Interest income	36	96	(36)	AA	96
Interest expense	—	(1,846)	300	BB	(1,546)
Other expense, net	—	(5)	—		(5)
Loss on changes in fair value of convertible notes	—	(3,600)	3,600	FF	—
Change in the fair value of convertible promissory notes – related party	(356)	—	356	EE	—
Changes in fair value of warrants	1,140	—	—		1,140
Loss before income tax	(71)	(16,190)	4,220		(12,041)
Income tax benefit (expense)	22	(109)	(22)	DD	(109)
Net Loss	(49)	(16,299)	4,198		(12,150)
Weighted average shares outstanding of common stock	8,808,069				298,828,751
Basic and diluted net loss per share	$(0.01)				$(0.04)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as Microvast has been determined to be the accounting acquirer, primarily due to the fact that former Microvast equity holders will continue to control Microvast Holdings. Under this method of accounting, while Tuscan is the legal acquirer, it will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Microvast issuing stock for the net assets of Tuscan, accompanied by a recapitalization. The net assets of Tuscan will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Microvast.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 present pro forma effect to the Business Combination as if they have been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	Tuscan’s unaudited condensed balance sheet as of March 31, 2021 and the related notes, included in the Definitive Proxy Statement; and

●	Microvast’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes, included in the Definitive Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	Tuscan’s unaudited condensed statement of operations for the three months ended March 31, 2021 and the related notes, included in the Definitive Proxy Statement; and

●	Microvast’s unaudited condensed consolidated statement of operation for the three months ended March 31, 2021 and the related notes, included in the Definitive Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	Tuscan’s statement of operations for the year ended December 31, 2020 and the related notes, included in the Definitive Proxy Statement; and

●	Microvast’s consolidated statement of operation for the year ended December 31, 2020 and the related notes, included in the Definitive Proxy Statement.

Management has made significant estimates and assumptions in its determination of the transaction adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, or dis-synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The transaction adjustments reflecting the consummation of the Business Combination is based on certain currently available information and certain assumptions and methodologies that we believe are reasonable under the circumstances. The unaudited condensed transaction adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the transaction adjustments and it is possible the difference may be material. The Company believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the transaction adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Microvast Holdings. They should be read in conjunction with the historical financial statements and notes thereto of Tuscan and Microvast.

2. Accounting Policies

Upon consummation of the Business Combination, Microvast Holdings’ management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Microvast Holdings. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to the Business Combination by using transaction accounting adjustments, autonomous entity adjustments and optional disclosure of management’s adjustments related to synergies and dis-synergies. Tuscan and Microvast have not had any historical relationship prior to the Business Combination. Accordingly, no transaction adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Microvast Holdings filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Microvast Holdings’ common stock outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

A.	Reflects the reclassification of cash held in the trust account that becomes available following the Business Combination.

B.	Reflects the settlement of accrued expenses pursuant to the Administrative Support Agreement which will be terminated upon the consummation of the Merger.

C.	Reflects the conversion of an unsecured promissory note to the Sponsor into 150,000 units on the same terms as the private units.

D.	Reflects the conversion of $281.8 million conversion value of common stock subject to conversion to permanent equity after Tuscan stockholders holding 90,372 shares exercised their Conversion rights.

E.	Reflects the conversion of the Microvast Convertible Loans, Preferred Stock and noncontrolling interests into common stock in accordance with the Merger Agreement and the Framework Agreement.

F.	Reflects the elimination of Tuscan’s historical accumulated retained earnings.

G.	Represents preliminary estimated transaction costs incurred as part of the Business Combination totaling $58.0 million, consisting of (i) approximately $21.1 million of placement agent fees and related expenses payable to the placement agents upon the closing of the PIPE transaction, (ii) financial and transaction advisory fees of approximately $14.8 million payable upon consummation of the Business Combination, (iii) a fee of approximately $9.7 million payable to EarlyBirdCapital under the agreement that Tuscan entered into with EarlyBirdCapital in connection with the IPO, and (iv) printing, legal, accounting and other fees of $12.4 million. $42.5 million offering costs related to capital raise for Microvast has been recorded as a reduction to additional paid-in capital and the remainder as an increase to accumulated deficit.

H.	Reflects the settlement of Tuscan’s income tax payable that will be settled at the Closing.

I.	Reflects (i) proceeds of $482.5 million from the issuance of 48,250,000 shares of common stock at a price of $10.00 per share pursuant to the PIPE Subscription Agreements and (ii) automatic conversion of $61.1 million bonds issued in January and February 2021 to 6,736,111 shares of common stock pursuant to the subscription agreements for the Bridge Note Conversion (the price for the shares converted from convertible notes is $8 and $9 for Tranche I and Tranche II, respectively).

J.	On May 10, 2021, at a reconvened annual meeting of stockholders initially convened on April 28, 2021, Tuscan received stockholder approval to further extend the date by which it must complete a business combination from April 30, 2021 to July 31, 2021. In connection with such extension, holders of an aggregate of 13,290 Public Shares exercised their right to convert their shares into $0.1 million in cash. This is shown as a reduction in cash as of March 31, 2021.

K.	Reflects actual redemption of 90,372 shares into $0.9 million in cash by Tuscan stockholders upon consummation of the Merger.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 are as follows:

AA:	Reflects the elimination of interest income generated from investment held in trust account.

BB:	Reflects the elimination of interest expense as a result of loan repayment at Closing.

CC:	Reflects the elimination of unrealized loss on investment held in trust account.

DD:	Reflects the elimination of income tax expense as a result of elimination of the trust account income.

EE:	Reflects the elimination of changes in fair value of convertible promissory notes — related party.

FF:	Reflects the elimination of changes in fair value of convertible notes at fair value.

GG:	Reflects the transaction costs which are not offering costs related to capital raise for Microvast. Refer to note G above for details.

4. Earnings per Share

Represents net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. If the maximum number of shares are converted, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

(in thousands, except share and per share data)	Three Months Ended March 31, 2021
Pro forma net loss	(12,150)
Pro forma weighted average shares outstanding – basic and diluted	298,828,751
Pro forma net loss per share – basic and diluted	(0.04)

(in thousands, except share and per share data)	Year Ended December 31, 2020
Pro forma net loss	(52,659)
Pro forma weighted average shares outstanding – basic and diluted	298,828,751
Pro forma net loss per share – basic and diluted	(0.18)

Pro forma weighted average shares outstanding – basic and diluted
Existing Microvast Equity Holders	210,000,000
Existing Microvast Convertible Noteholders	6,736,106
Total Microvast Business Combination shares	216,736,106
Tuscan public shares	33,842,640
PIPE Investors	48,250,000
Pro Forma Common Stock	298,828,746

For the purposes of applying the if converted method for calculating diluted earnings per share, we assumed that all 27,600,000 warrants sold in Tuscan’s IPO, warrants sold in Tuscan’s private placement, Microvast non-vested shares, and Microvast stock options are exchanged for common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share. Shares underlying these instruments are as follows: (a) approximately 28.4 million shares of Tuscan common stock underlying the warrants sold in the Tuscan IPO and private placement, and (b) approximately 32.1 million Microvast shares for unvested, and/or unexercised non-vested shares and stock options.

Further, we also excluded 20,000,000 Earn-Out Shares issuable under the contingent consideration earnout section of the Merger Agreement and excluded 1,687,500 Sponsor shares that may be subject to cancellation under the section of the amended escrow agreement, as none of the contingencies have been resolved and/or achieved as of the filing date.

ANTICIPATED ACCOUNTING TREATMENT

The Microvast equity holders will continue to control Microvast before and after the Business Combination. The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in accordance with GAAP.

Microvast has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances: (1) Microvast equity holders will have a majority of the voting power; (2) Microvast equity holders will have the ability to nominate and represent majority of the Board; and (3) Microvast’s former management will comprise all of the management of Microvast Holdings. Under this method of accounting, Tuscan will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Microvast issuing stock for the net assets of Tuscan, accompanied by a recapitalization. The net assets of Tuscan will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Microvast.

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical comparative share information for Tuscan and Microvast and unaudited pro forma condensed combined per share information of Microvast Holdings after giving effect to the Business Combination.

The pro forma book value information reflects the Business Combination as if it had occurred on March 31, 2021. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2020. This information is only a summary and should be read together with the historical financial statements of Tuscan and Microvast and related notes. The unaudited pro forma combined per share information of Tuscan and Microvast is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in the Definitive Proxy Statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Tuscan and Microvast would have been had the companies been combined during the periods presented.

	Tuscan (Historical)	Microvast (Historical)	Combined Pro Forma(4)	Microvast Equivalent Per Share Pro Forma(2)
As of and for the Three Months Ended March 31, 2021
Book value per share(1)	(0.51)	(672.99)	2.62	420.43
Weighted average shares outstanding, basic and diluted:	8,808,069	617,880	298,828,751
Net loss per common share(3)	(0.01)	(45.82)	(0.04)	(6.52)

As of and for the Year Ended December 31, 2020
Book value per share(1)	0.59	(622.45)	N/A	N/A
Weighted average shares outstanding, basic and diluted:	8,417,241	617,880	298,828,751
Net loss per common share(3)	(0.53)	(131.03)	(0.18)	(28,24)

(1)	Book value per share = Total equity excluding mezzanine equity/shares outstanding
(2)	The equivalent pro forma basic and diluted per share data for Microvast is calculated by multiplying the combined pro forma per share data by the 160.3 Exchange Ratio.
(3)	Number of shares excluded from per share data because they were antidilutive (a) approximately 28.4 million shares of Tuscan common stock underlying the warrants sold in the Tuscan IPO and private placement, (b) approximately 32.1 million Microvast shares for unvested, and/or unexercised non-vested shares and stock options, (c) 20.0 million Earn-Out Shares issuable under the contingent consideration earnout section of the Merger Agreement and (d) 1.68 million Sponsor shares that may be subject to cancellation if certain stock price is not met.
(4)	There is no Unaudited Pro Forma Condensed Combined Balance Sheet required for December 31, 2020, so no pro forma book value per share for December 31, 2020 is presented.